                                                                   Exhibit 3.85

                                    DELAWARE
                                 The First State

                                                                          PAGE 1

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "VERTEX AEROSPACE LLC", CHANGING ITS NAME FROM "VERTEX AEROSPACE
LLC" TO "L-3 COMMUNICATIONS AEROTECH LLC", FILED IN THIS OFFICE ON THE FIFTEENTH
DAY OF DECEMBER, A.D. 2003, AT 5:29 O'CLOCK P.M.

                                            /s/ Harriet Smith Windsor
                                            ------------------------------------
                                            Harriet Smith Windsor, Secretary of
                                            State

3375318 8100                                            AUTHENTICATION:  2831657

030806786                                                        DATE:  12-22-03

                                                  State of Delaware
                                                 Secretary of State
                                              Division of Corporations
                                            DELIVERED 07:42 PM 12/15/2003
                                              FILED 05:29 PM 12/15/2003
                                            SRV 030806786 - 3375318 FILE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            CERTIFICATE OF FORMATION

                                       OF

                              VERTEX AEROSPACE LLC

         The undersigned, desiring to amend the certificate of formation of a
Delaware limited liability company under the provisions of the Limited Liability
Company Act of the State of Delaware, hereby certifies as follows:

         1. The name of the limited liability company is Vertex Aerospace LLC.

         2. Article "First" of said certificate of formation, which Article sets forth the name of the Company, is hereby amended to change the name of the
Company from its present name to "L-3 Communications AeroTech LLC", said amended
Article "First" to read in its entirety as follows:

"The name of the limited liability company is: L-3 Communications AeroTech LLC."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Vertex Aerospace LLC this 9th day of December, 2003.

                                         /s/ Christopher C. Cambria
                                     -----------------------------
                                             Christopher C. Cambria
                                       Vice President and Secretary